[Beard Miller Company LLP Letterhead]







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in Registration Statement No. 333-113302 on Form S-8 of Clifton Savings Bancorp, Inc. of our reports, dated June 3, 2005, with respect to the consolidated statements of condition of Clifton Savings Bancorp, Inc. and Subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in this annual report on Form 10-K of Clifton Savings Bancorp, Inc. for the year ended March 31, 2005.




                                          /s/ Beard Miller Company LLP

Pine Brook, New Jersey
June 13, 2005